EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To: IR Biosciences Holdings Inc.

    As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (Amendment No 2), of our report, dated March 4, 2005 relating to the consolidated financial statements of IR Biosciences Holdings Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                           /s/RUSSELL BEDFORD STEFANOU  MIRCHANDANI LLP
                           --------------------------------------------
                             Russell Bedford Stefanou Mirchandani LLP






New York, New York
November 16, 2005